As filed with the Securities and Exchange Commission on June 30, 2006

Registration No. 333-115381
Registration No. 333-115381-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Savannah Electric and Power Company Savannah Electric Capital Trust II	Georgia Delaware	58-0418070 58-6442214
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Bay Street

Savannah, Georgia 31401

(912) 644-7171

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

NANCY E. FRANKENHAUSER

Corporate Secretary

Savannah Electric and Power Company

600 Bay Street, East

Savannah, Georgia 31401

(912) 644-7171

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

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Copies to:

Thomas A. Fanning Executive Vice President, Treasurer and Chief Financial Officer The Southern Company 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	Melissa K. Caen Vice President and Associate General Counsel Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	ERIC A. KOONTZ TROUTMAN SANDERS LLP 600 Peachtree Street, N.E. Suite 5200 Atlanta, Georgia 30308
Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration Nos. 333-115381 and 333-115381-01) (the “Registration Statement”), filed with the Securities and Exchange Commission on May 11, 2004 and pre-effectively amended on May 20, 2004, pertaining to the offering of up to $85,000,000 aggregate offering price of (1) Preferred Stock of Savannah Electric and Power Company (“Savannah Electric”), (2) Senior Notes of Savannah Electric, (3) Junior Subordinated Notes of Savannah Electric, (4) Trust Preferred Securities of Savannah Electric Capital Trust II (the “Trust”), and (5) Guarantees of Savannah Electric with respect to the Trust Preferred Securities of the Trust. The Registration Statement also relates to a Registration Statement on Form S-3 (Registration Nos. 333-103772 and 333-103772-01) (the “Related Registration Statement”) pursuant to Rule 429 under the Securities Act of 1933, as amended.

Pursuant to an undertaking made in Item 17 of the Registration Statement, Savannah Electric hereby removes from registration the $5,000,000 aggregate offering price of securities registered under the Registration Statement and the Related Registration Statement which remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 30, 2006.

SAVANNAH ELECTRIC AND POWER COMPANY

/s/ Kirby R. Willis

Kirby R. Willis

Vice President, Treasurer, Chief Financial Officer and

Assistant Corporate Secretary